UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  September 15, 2004

                      DALE JARRETT RACING ADVENTURE, INC.
         (Exact name of registrant as specified in its charter)

      FLORIDA                         59-3564984
         (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization                   Identification No.)

     3604 Denver Drive
    Denver, North Carolina                   28037
 (Address of principal executive offices)                    (Zip Code)

Registrant's Telephone number, including area code:  (888) 467-2231






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ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a) On September 15, 2004, Dale Jarrett Racing Adventure, Inc.'s independent public accountant resigned.

     James E. Scheifley & Associates, PC reports on Dale Jarrett Racing Adventure Inc.'s financial statements for either of the past two years, June 30, 2002 and June 30, 2003 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During Dale Jarrett Racing Adventure, Inc.'s two most recent fiscal years, June 30, 2002 and June 30, 2003, and the subsequent period through the date of resignation, July 1, 2003 through September 29, 2004, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-B.

(b) On September 15, 2004, the board of directors of Dale Jarrett Racing Adventure, Inc. engaged the accounting firm of Stark Winter Scheinken & Co., LLP as principal accountants of Dale Jarrett for the
fiscal year ended June 30, 2004.   Dale Jarrett Racing Adventure, Inc.
did not consult Stark Winter Schenkein & Co., LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Stark Winter Schenkein & Co., LLP financial statements and neither written nor oral advice was provided that was an important factor considered by Stark Winter Schenkein & Co., LLP in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a) (1)(iv) of Item 304 of Regulation S-B.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16     Letter from James E. Scheifley & Associates, Inc.


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 11, 2004


Dale Jarrett Racing Adventure, Inc.




   /s/Timothy B. Shannon
By:-------------------------------
   Timothy B. Shannon
   Chief Executive Officer